UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K
______________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2009 (October 17, 2009)

EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

16701 Greenspoint Park Drive, Suite 200
Houston, Texas 77060
(Address of principal executive offices, including zip code)

(281) 408-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On October 19, 2009, Eagle Rock Energy Partners, L.P. (the “Partnership”) issued a press release announcing that on October 17, 2009, the Partnership received a non-binding proposal from Black Stone Minerals Company, L.P., and certain of its co-investors (collectively, “BSMC”), which includes, among other terms and conditions, an offer to purchase the Partnership’s Minerals Business (as defined in the Partnership’s filings with the Securities and Exchange Commission) for $157.5 million and to provide a standby equity investment commitment in support of a public equity offering by the Partnership.

A copy of the Partnership’s press release is attached hereto as Exhibit 99.1 and a copy of BSMC’s Preliminary Summary Term Sheet dated October 16, 2009 with respect to the non-binding proposal is attached hereto as Exhibit 99.2.  Exhibits 99.1 and 99.2 are incorporated by reference herein.  In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibits is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of the Partnership dated October 19, 2009.
99.2	Preliminary Summary Term Sheet of BSMC dated October 16, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

	By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner

Date: October 19, 2009	By:	/s/ Joseph A. Mills
Joseph A. Mills
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of the Partnership dated October 19, 2009.
99.2	Preliminary Summary Term Sheet of BSMC dated October 16, 2009.